SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 6, 2010

TRI-TECH HOLDING INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-34427	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16th Floor, Tower B, Renji Plaza

101 Jingshun Road, Chaoyang District

Beijing, 100102 China

(Address of principal executive offices)

Registrant’s telephone number, including area code: +86 (10) 5732-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A amends Item 9.01 of the Current Report on Form 8-K filed by Tri-Tech Holding Inc., a Cayman Islands corporation (the “Company”), with the Securities and Exchange Commission (“SEC”) on August 6, 2010 (the “Original Filing”). At the time of the Original Filing, the Company anticipated that it would be required to file certain financial statements and pro forma financial information of Beijing Satellite Science & Technology Co. (“BSST”) in connection with the acquisition by the Company of all of the equity interest of BSST. Upon further due diligence, the Company determined that it is not required to file such financial statements and pro forma financial information in connection with such acquisition under the asset, income and investment tests set forth in Rule 8-04(b) of Regulation S-X.

Item 9.01	Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Not Applicable.

(b) Pro forma financial information.

Not Applicable.

(c) Shell company transactions.

Not Applicable.

(d) Exhibits.

99.1 Press release dated August 9, 2010.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tri-Tech Holding Inc.

By:	/s/ Phil Fan
Phil Fan
President

Dated: March 22, 2011

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release dated August 9, 2010 (1)

(1)	Incorporated by reference to the registrant’s Current Report on Form 8-K filed on August 11, 2010.

3